UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2011
BioClinica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Item 8.01 Other Events
On May 5, 2011, BioClinica, Inc., a Delaware corporation (the “Company”), issued a press release announcing that Institutional Shareholder Services (formerly RiskMetrics) has recommended that BioClinica’s shareholders vote in favor of all resolutions to be considered at the annual meeting of the Company to be held on May 11, 2011, including for all directors and for the resolution to approve the Company’s Amended and Restated Shareholder Rights Plan.
Additional Information:
This communication may be deemed to be solicitation material by the Company. The Company has filed its proxy statement on Schedule 14A and related materials with the Securities and Exchange Commission (the “SEC”).
Stockholders of the Company are urged to read the Company’s Proxy Statement relating to these proposals, and any other relevant documents that the Company may file with the SEC when they become available, because they will contain important information.
Stockholders will be able to obtain such documents free of charge through the website maintained by the SEC at www.sec.gov, or at the Company’s website at www.bioclinica.com.
The Company and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of these proposals. Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statement relating to the 2011 annual meeting of stockholders, which was filed with the SEC on April 5, 2011.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of BioClinica, Inc. dated May 5, 2011, titled “BioClinica Announces Recommendations From ISS Group in Support of Matters to be Considered at its Annual Meeting.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: May 5, 2011	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer